Exhibit 99.13

SUPPLEMENTAL CONFIRMATION

April 19, 2006

From:

Bank of America, N.A. (“Party A”)

c/o Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, NY 10019

Attention: Legal Department

Telephone: 212-583-8373

Facsimile: 212-230-8610

To:

RH Financial Corporation (“Party B”)

800 Market Street, Suite 2900

St. Louis, MO 63101

Attention: Charles G. Huber, Jr.

Telephone: 314-877-7099

Dear Sir or Madam:

The purpose of this communication (this “Supplemental Confirmation”) is to set forth the terms and conditions of the Transaction entered into on the Trade Date specified below between you and us. This Supplemental Confirmation supplements, forms a part of, and is subject to the letter agreement dated as of March 22, 2006 (the “Confirmation”) between you and us.

1.         The definitions and provisions contained in the Equity Definitions and in the Confirmation are incorporated into this Supplemental Confirmation. In the event of any inconsistency between the Equity Definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

2.             All provisions contained in the Agreement (as modified and as defined in the Confirmation) shall govern this Supplemental Confirmation except as expressly modified below.

3.             The parties intend that the Confirmation, as supplemented by this Supplemental Confirmation, constitutes a “Final Agreement” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan. L. Beller to Michael Hyatte of the staff of the Securities and Exchange Commission (the “Staff’) to which the Staff responded in an interpretive letter dated December 20, 1999.

4.             The terms of the particular Transaction to which this Supplemental Confirmation relates are as follows:

Reference Number: NY - 22088

Trade Date: April 19, 2006

Initial Price: U.S. $38.3400

Floor Price: U.S. $38.3400

Cap Price: U.S. $55.4013

Ref: NY-22088
April 19, 2006

Maturity Date: November 16, 2011

Base Amount: 985,050

Purchase Price: U.S. $28,476,180.02

Payment Date: April 24, 2006

Yours sincerely,

BANK OF AMERICA, N.A.

By:  /s/ Robert J. Dilworth

     Name:     Robert J. Dilworth

     Title:       Principal

Receipt confirmed:

RH FINANCIAL CORPORATION

By:   /s/ Scott Monette

       Name:   Scott Monette

       Title:     President and Treasurer

Ref: NY-22088
April 19, 2006